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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to register 2.5 million shares of Common Stock of UtiliCorp United Inc. of our reports dated February 11, 1997, included in the Utilicorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Kansas City, Missouri,
  June 23, 1997